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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-48192 on Form S-3 of our report dated December 21, 1999 relating to the financial statements of North American Scientific, Inc., which appears in such Amendment No. 1 to Registration Statement. We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated December 21, 1999 relating to the financial statements and financial statement schedule, which appears in North American Scientific, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated October 17, 2000 relating to the financial statements of Thesus Imaging Corporation, which appears in North American Scientific, Inc.'s Current Report on Form 8-K dated October 19, 2000, as amended on November 22, 2000. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to Registration Statement.

/s/ PricewaterhouseCoopers LLP


Orange County, California
November 22, 2000